                                  EXHIBIT 10.2

                                  ------------

                       LIMITED WAIVER AND SECOND AMENDMENT

                       TO TERM LOAN AND SECURITY AGREEMENT

     THIS LIMITED WAIVER AND SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of June 14, 2000 and entered into by and among LAS VEGAS SANDS, INC., a Nevada corporation ("LVSI" ), and VENETIAN CASINO RESORT, LLC, a Nevada limited liability company ("VCR"), as joint and several obligors (each of LVSI and VCR, a "Borrower" and, collectively, the "Borrowers"), GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, "Administrative Agent") for the financial institutions party to the Original Equipment Loan Agreement referred to below ("Lenders"), and the Lenders listed on the signature pages hereto and executing a counterpart hereof and is made with reference to that certain Term Loan and Security Agreement, dated as of December 22, 1997, by and among Borrowers, Lenders, Administrative Agent and BancBoston Leasing Inc., as co-agent, as amended by a Limited Waiver and First Amendment to Term Loan and Security Agreement, dated as of November 12, 1999, among the same parties (as so amended, the "Original Equipment Loan Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Original Equipment Loan Agreement.

     WHEREAS, Borrowers, Administrative Agent and Lenders desire to enter into this Agreement to make certain amendments to the terms and provisions of the Original Equipment Loan Agreement and to document certain waivers granted thereunder.

     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

Section 1.        AMENDMENTS

     Subject to the terms and conditions set forth herein, the Administrative Agent, the Requisite Lenders, and the Borrowers hereby agree to the following amendments to the Original Equipment Loan Agreement:

     (A) Section 1.11 of the Original Equipment Loan Agreement is hereby amended by adding thereto at the end thereof a new subsection (c) thereof which shall read as follows:

          "(c) In the event that any Conforming Adelson L/C Draw Event shall have occurred, the Administrative Agent may direct the Conforming Adelson L/C Drawing Agent to draw down on each outstanding Conforming Adelson L/C in its entirety. In such event, the Administrative Agent shall apply all proceeds of each such drawing which are received by the Administrative Agent from the Conforming Adelson L/C Drawing Agent to the immediate prepayment of the Obligations, such prepayment to be applied in each case in the manner specified in sections 1.13(b) and (c). For the avoidance of doubt, (i) a Conforming Adelson L/C Draw Event shall be in addition to an Event of Default described in section 8.1, (ii) the Administrative Agent shall not be required to exercise any rights or remedies under section 8 in order to draw on the Conforming Adelson L/Cs and (iii) any drawing on a Conforming Adelson L/C shall not be deemed to be a waiver of any Event of Default."

The caption to section 1.11 of the Original Equipment Loan Agreement is hereby amended to read as follows: "Mandatory Prepayments and Commitment Reductions from Loss Net Proceeds; Mandatory Prepayments Following Conforming Adelson L/C Draw Events."

     (B) Sections 1.22(a)(v) and 1.22(a)(vi) of the Original Equipment Loan Agreement are hereby amended and restated to read in their entirety as follows:

          "(v) all cash collateral, if any, from time to time held by the Administrative Agent under any provision hereof; and

          (vi) to the extent not otherwise included, all Proceeds (including insurance and condemnation proceeds and proceeds of other proceeds) of any of the foregoing and all accessories (including tools specific to the included equipment) and accessions (excluding cash in slot machines and the contents of minibars) to and substitutions and replacements for each of the foregoing.".

     (C) Section 3 of the Original Equipment Loan Agreement is hereby amended by adding thereto new sections 3.31, 3.32 and 3.33 thereof which shall read as follows:

               "3.31 Construction Litigation.

               (a) The litigation arising out of the lawsuit filed by Borrowers against the Construction Manager in United States District Court for the District of Nevada and the countersuit filed by the Construction Manager against the Borrowers and any other outstanding lawsuit, action, claim or Lien arising out of or relating to the construction of the Mall or the Project (the "Construction Litigation"), including any claim made or Lien filed by Construction Manager or any contractor or subcontractor or to the bonding company insuring over any Lien relating to or binding upon the Mall or the Project or to VCR, LVSI, Mall Construction Subsidiary or any of their Affiliates in connection therewith, and any judgment or settlement amount owed by the Borrowers to the Construction Manager or any contractor or subcontractor or to the bonding company insuring over any such Lien as a result of the Construction Litigation (such amount, the "Additional Contingent Claims") cannot reasonably be expected to have, when taken in the aggregate, a Material Adverse Effect.

               (b) The status summary of the Construction Litigation attached hereto as Schedule 3.31 annexed hereto is true and correct in all material respects as of the date hereof.

               (c) Borrowers have sufficient Available Funds such that Available Funds will equal or exceed Remaining Costs after giving effect to the Additional Contingent Claims as a Remaining Cost.

               3.32 No Events of Default. No Event of Default or Default exists or is continuing (other than those Events of Default and Defaults set forth on Schedule 3.32 attached hereto).

               3.33 Adelson Subordination Agreement. Sheldon G. Adelson has complied with the terms and conditions of that certain Subordination and Intercreditor Agreement (Trade Claims) dated as of November 12, 1999 by and among Bank Agent, the Borrowers, Mall Construction
          Subsidiary and Sheldon G. Adelson (the "Adelson Subordination Agreement")."

     (D) Section 6.2(e) of the Original Equipment Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "(e) the Borrowers and their Subsidiaries may invest in the New Mall Subsidiary or the Phase II Subsidiary, or both, any cash or other property contributed to the Borrowers by Sheldon G. Adelson or any of his Affiliates for either of such express purposes;"

     (E) Each of  sections  6.3(d),  6.3(g),  6.3(j),  6.3(n)  and 6.3(o) of the
Original Equipment Loan Agreement is hereby amended and restated to read in its entirety as follows:

     "[Intentionally omitted.]".

     (F) Section 6.3(f) of the Original Equipment Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "(f) the Borrowers may become and remain liable for Indebtedness under the Bank Credit Agreement, or any replacement, refinancing or refunding thereof permitted pursuant to section 6.8(l), in an aggregate principal amount not to exceed (I) at any time prior to June 14, 2000 the sum of $190,000,000 and (II) from and after June 14, 2000 the sum of $210,000,000, in each case reduced by any principal payments required to be made thereon;".

     (G) Section 6.3(q) of the Original Equipment Loan Agreement is hereby amended to read in full as follows:

          "(q) From and after the Completion Date, the Borrowers may incur Indebtedness in an aggregate principal amount not to exceed $15,000,000 (plus any accrued and unpaid interest thereon added to principal) at any time outstanding ("Additional Indebtedness"), provided that (a) such Additional Indebtedness shall not be secured by, directly or indirectly, any Liens on any property or assets owned directly or indirectly by VCR or LVSI or any Subsidiary of VCR or LVSI or by any stock, securities, membership interest, partnership interest or other direct or indirect equity interests in VCR or LVSI or any Subsidiary of VCR or LVSI; (b) such Additional Indebtedness shall be subordinated to all Obligations under this Agreement and all Indebtedness under the Mortgage Notes Indenture, the Subordinated Notes Indenture and the Bank Credit Agreement (this Agreement, the Bank Credit Agreement and such Indentures, collectively, the "Superior Facilities") on terms reasonably acceptable to the Administrative Agent and no payments in respect thereof may be made or demanded prior to the payment in full of all Obligations (and provided, further, that the principal of such Additional Indebtedness may not be repaid until all Obligations and all Indebtedness with respect to the Superior Facilities have been paid in full and this covenant of Borrowers shall survive the earlier termination of this Agreement), other than payment of interest in kind, provided that any instruments or documents evidencing such payments in kind contain the same terms and conditions as the Additional Indebtedness (provided that such subordination shall not prohibit the exchange of any note evidencing any such Additional Indebtedness or of the payment of any amounts under any such note in whole or in part for securities of any Borrower), provided that no Restricted Junior Payment may be made in respect of such securities; (c) prior to incurring any Additional Indebtedness copies of all documents and instruments evidencing such Indebtedness shall be delivered to Administrative Agent and such documents and instruments shall
     (x) incorporate the terms set forth in the other clauses of this proviso and otherwise be in form and substance reasonably satisfactory to
     Administrative Agent, (y) provide that the Lenders shall be third party beneficiaries of such documents and instruments, and (z) contain provisions prohibiting any amendment, modification or waiver thereof binding on Borrowers or their Subsidiaries without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld); and (d) the Additional Indebtedness shall be permitted under the other Superior Facilities and all other agreements to which the Borrowers are a party, and prior to the incurrence thereof counsel to the Borrowers shall have delivered an opinion to the Lender Parties to that effect (with respect to the Superior Facilities only) in form and substance reasonably satisfactory (including reasonably satisfactory assumptions) to the Administrative Agent on behalf of the Lenders."

     (H) Section 6.4(t) of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "(t) transactions contemplated by the Restaurant Leases; and".

     (I) Each of sections 6.5(a)(iv), 6.5(a)(ix) and 6.5(a)(xi) of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "[Intentionally omitted.]".

     (J) Section 6.5(a)(vii) of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "(vii) Liens in favor of (I) the Mortgage Note Holders or (II) another Person securing Indebtedness advanced by any such Person and permitted under subsection (m) of section 6.3 to the extent that such Liens are permitted under the terms of the Credit Parties Intercreditor Agreement, the Bank Credit Agreement, and the Mortgage Notes Indenture;".

     (K) Section 6.8 of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "6.8 Restricted Junior Payments. The Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sinking fund, defeasance fund or other sum for any Restricted Junior Payment, except:

                    (a) the Borrowers may make regularly  scheduled payments and mandatory prepayments (not including any payments upon an acceleration) of principal and interest in respect of any Other Indebtedness of the Borrowers in accordance with the terms of, and only to the extent required by the agreement pursuant to which such Other Indebtedness was issued, provided that (i) any such payments shall be subject to the terms of the Credit Parties Intercreditor Agreement, the Adelson Intercreditor Agreement, the Adelson Subordination Agreement, and the Adelson Completion Guaranty, as applicable, (ii) any such payments in respect of any Completion Guaranty Note or any Employee Repurchase Note may be made only to the extent that no Event of Default or Default shall then exist and be continuing or would result therefrom and (iii) any such payments in respect of any Employee Repurchase Note may be made only to the extent that the ratio of Consolidated Adjusted EBITDA (without giving effect to the inclusion of any Conforming Adelson L/C pursuant to the last sentence of the definition of Consolidated Adjusted EBITDA) to Consolidated Fixed Charges for the four-Fiscal Quarter period ended on the most recent Quarterly Date preceding such payment or such shorter period tested on such Quarterly Date under section 6.9(a) (determined on a pro forma basis (as though such payment on the Employee Repurchase Note had been made during the period tested as of such Quarterly Date under section 6.9(a)) would have been in compliance with the requirements of section 6.9(a) as certified to the Administrative Agent by the chief financial officer of each of the Borrowers, on behalf of each of the Borrowers, at the time of such payment;

                    (b) [Intentionally omitted];

                    (c) [Intentionally omitted];

                    (d) [Intentionally omitted];

                    (e) [Intentionally omitted];

                    (f) the  Borrowers  and  their  Subsidiaries  may  redeem or purchase any equity interests in the Borrowers or their Subsidiaries or any Indebtedness to the extent required by any Nevada Gaming Authority in order to preserve a material Gaming License, provided that, so long as such efforts do not jeopardize any material Gaming License, the Borrowers shall have diligently tried to find a third-party purchaser for such equity interests or Indebtedness and no third-party purchasers acceptable to the Nevada Gaming Authority shall have been willing to purchase such equity interests or Indebtedness within a time period acceptable to the Nevada Gaming Authority;

                    (g) for so long as a Borrower is a corporation under Subchapter S of the IRC (in the case of LVSI) or a limited liability company (in the case of VCR) or, in either case, a substantially similarly treated pass-through entity for Federal income tax purposes (as evidenced by an opinion of counsel delivered at least annually), such Borrower may make cash distributions to its shareholders or members, during each Quarterly Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, provided that neither Borrower may make any such distribution to pay taxes attributable to the income of the New Mall Subsidiary or the Phase II Subsidiary, or any of their Subsidiaries, unless the Borrowers shall have received from the applicable holding companies of the New Mall Subsidiary or Phase II Subsidiary, as applicable, a cash distribution for such purpose in respect of the applicable Estimation Period in an equal amount;

                    (h) the Borrowers and their  wholly-owned  Subsidiaries  may make intercompany payments between such entities and intercompany payments from any Subsidiary of a Borrower to any wholly-owned Subsidiary of the Borrowers or to a Borrower;

                    (i) the Borrowers may make any  repurchases of capital stock of LVSI which are deemed to occur upon the exercise of stock options to the extent such capital stock represents a portion of the exercise price of such options;

                    (j) the Borrowers may make Permitted Employee Repurchases so long as (i) no Event of Default or Default shall exist and be continuing or would result therefrom and (ii) the ratio of Consolidated Adjusted EBITDA (without giving effect to the inclusion of any Conforming Adelson L/C pursuant to the last sentence of the definition of Consolidated Adjusted EBITDA) to Consolidated Fixed Changes for the four-Fiscal Quarter period ended as of the most recent Quarterly Date prior to such repurchase or such shorter period tested on such immediately preceding Quarterly Date under section 6.9(a) (determined on a pro forma basis as though such Permitted Employee Repurchase had been made during the period tested as of such Quarterly Date under section 6.9(a)) would have been in compliance with the requirements of section 6.9(a) as certified to Administrative Agent by the chief financial officer of each of the Borrowers, on behalf of each of the Borrowers, at the time of such payment;

                    (k) the Borrowers may make payments on any Completion Guaranty Loan (i) prior to the Final Completion Date, from amounts permitted to be deposited in the Guaranty Deposit Account subject to the terms of the Adelson Completion Guaranty and the Disbursement Agreement, (ii) after the Final Completion Date from Liquidated Damages, and (iii) on the Final Completion Date, from amounts which are returned to the Mall Construction Subsidiary from funds in the "Mall Retainage/Punchlist Account" maintained in accordance with the Mall Escrow Agreement, up to the aggregate amount previously deposited into such Mall Retainage/Punchlist Account from the Guaranty Deposit Account, provided in each case that such payments shall be permitted only to the extent allowed under the Adelson Intercreditor Agreement and only so long as no Event of Default or Default shall then exist and be continuing or would result therefrom; and

                    (l) the Borrowers may repay  Indebtedness  outstanding under the Bank Credit Agreement out of the proceeds of any refinancing, replacement or refunding of the facility under the Bank Credit Agreement with the same or other institutional lenders, provided that any variance between the terms and conditions of the refinanced facility and the terms and conditions of the Bank Credit Agreement immediately before such refinancing would have been permissible under the terms of section 6.18 as an amendment to the Bank Credit Agreement.".

     (L) Section 6.9 of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "6.9 Financial Covenants. The Borrowers shall not breach or fail to comply with any of the following covenants, each of which shall be calculated in accordance with GAAP consistently applied (and based upon the financial statements delivered hereunder):

                    (a) Minimum Fixed Charge Coverage Ratio. Borrowers shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period (or for any Quarterly Date prior to September 30, 2000, the period from October 1, 1999 to such date ) ending on any Quarterly Date set forth below to be less than the ratio set forth opposite that Fiscal Quarter in the following table:


=============================================   =========================
                                                Minimum
                                                Fixed Charge

Period                                          Coverage Ratio

=============================================   =========================
Each of the Quarters  ending on December 31,    1.05:1
1999,  March  31,  2000,  June 30,  2000 and
September 30, 2000
---------------------------------------------   -------------------------
Each of the Quarters  ending on December 31,    1.05:1
2000,  March  31,  2001,  June 30,  2001 and
September 30, 2001
---------------------------------------------   -------------------------
Each of the Quarters  ending on December 31,    1.05:1
2001,  March  31,  2002,  June 30,  2002 and
September 30, 2002
---------------------------------------------   -------------------------
Each of the Quarters  ending on December 31,    1.05:1
2002 and March 31, 2003
---------------------------------------------   -------------------------
Each of the  Quarters  ending  on  June  30,    1.10:1
2003 and September 30, 2003
---------------------------------------------   -------------------------
Each of the Quarters  ending on December 31,    1.15:1
2003 and thereafter
=============================================   =========================

                    (b) Maximum  Leverage Ratio.  Borrowers shall not permit the ratio (the "Leverage Ratio") of (i) Consolidated Total Debt as of such Quarterly Date to (ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter period ending on any Quarterly Date set forth below (or for any Quarterly Date prior to September 30, 2000, the period from October 1, 1999 to such date ) to exceed the ratio set forth opposite that Fiscal Quarter in the following table; provided that for purposes of calculating Consolidated Adjusted EBITDA pursuant to this subsection 6.9(b) for any period ending prior to the first anniversary of the Completion Date which is less than four Fiscal Quarters, Consolidated Adjusted EBITDA shall be calculated on an annualized basis:


===========================================     ============================
                                                Maximum
Period                                          Leverage Ratio
===========================================     ============================
Each of the  Quarters  ending on  December      4.75:1
31, 1999,  March 31, 2000,  June 30, 2000,
September 30, 2000,  December 31, 2000 and
March 31, 2001

-------------------------------------------     ----------------------------
Each of the  Quarters  ending  on June 30,      4.50:1
2001 and September 30, 2001
-------------------------------------------     ----------------------------
The Quarter ending on December 31, 2001         4.25:1
-------------------------------------------     ----------------------------
Each of the  Quarters  ending on March 31,      4.00:1
2002 and June 30, 2002
-------------------------------------------     ----------------------------
Each of the  Quarters  ending on September      3.75:1
30, 2002 and December 31, 2002
-------------------------------------------     ----------------------------
Each of the  Quarters  ending on March 31,      3.50:1
2003 and June 30, 2003
-------------------------------------------     ----------------------------
Each of the  Quarters  ending on September      3.25:1
30, 2003,  December 31, 2003 and March 31,
2004
-------------------------------------------     ----------------------------
Each of the  Quarters  ending  on June 30,      3.00:1
2004 and thereafter
===========================================     ============================

                    (c) Minimum  Consolidated  Adjusted EBITDA.  Borrowers shall not permit Consolidated Adjusted EBITDA for any four Fiscal Quarter period (or for any Quarterly Date prior to September 30, 2000, the period from October 1, 1999 to such date) ending on any Quarterly Date set forth below to be less than the correlative amount indicated, provided that for purposes of calculating Consolidated Adjusted EBITDA pursuant to this subsection 6.9(c) for the first, second, third and fourth Quarterly Dates, if the period tested is less than one, two, three or four full Fiscal Quarters, respectively, Consolidated Adjusted EBITDA shall be multiplied by a fraction of the numerator of which is 90, 182, 273 and 365, respectively, and the denominator of which is the number of days elapsed in the relevant test period:


================================================        ======================
                                                        Minimum
                                                        Consolidated
Period                                                  Adjusted EBITDA
================================================        ======================
The Quarter ending on December 31, 1999                  $30,000,000
------------------------------------------------        ----------------------
The Quarter ending on March 31, 2000                     $75,000,000
------------------------------------------------        ----------------------
The Quarter ending on June 30, 2000                     $100,000,000
------------------------------------------------        ----------------------
The Quarter ending on September 30, 2000                $150,000,000
------------------------------------------------        ----------------------
The Quarter ending on December 31, 2000                 $155,000,000
------------------------------------------------        ----------------------
Each of the  Quarters  ending on March 31,              $160,000,000
2001 and June 30, 2001
------------------------------------------------        ----------------------
Each of the Quarters ending on September                $165,000,000
30, 2001 and December 31, 2001
------------------------------------------------        ----------------------
Each of the Quarters ending on March 31,                $170,000,000
2002 and June 30, 2002
------------------------------------------------        ----------------------
Each of the Quarters ending on September                $175,000,000
30, 2002 and December 31, 2002
------------------------------------------------        ----------------------
Each of the Quarters ending on March 31, 2003,          $180,000,000
June 30, 2003 and September 30, 2003
------------------------------------------------        ----------------------
Each of the Quarters ending on December 31,             $185,000,000
2003,  and thereafter
================================================        ======================

                    (d) Minimum Consolidated Net Worth. Borrowers shall not permit Consolidated Net Worth at any Quarterly Date to be less than $120,000,000 plus an amount equal to the sum of 85% of Consolidated Net Income for all periods from the Closing Date through such Quarterly Date (net of all net losses for Borrowers and their Subsidiaries on a consolidated basis for the same period).

                    (e) Consolidated Capital Expenditures.  Borrowers shall not, and shall not permit their Subsidiaries to, make or incur Consolidated Capital Expenditures, in any four Fiscal Quarter period indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such four Fiscal Quarter period; provided that the Maximum Consolidated Capital Expenditures Amount for any four Fiscal Quarters shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous four Fiscal Quarter period over the actual amount of Consolidated Capital Expenditures for such previous four Fiscal Quarter period:


====================================== ================================
                                     Maximum

Four Fiscal Quarter                    Consolidated Capital
Period Ending                          Expenditures Amount

====================================== ================================
December 31, 1999                      $15,000,000
March 31, 2000                         $15,000,000
June 30, 2000                          $15,000,000
September 30, 2000                     $15,000,000
December 31, 2000                      $25,000,000
March 31, 2001                         $25,000,000
June 30, 2001                          $25,000,000
September 30, 2001                     $25,000,000
December 31, 2001                      $25,000,000
March 31, 2002                         $25,000,000
June 30, 2002                          $25,000,000
September 30, 2002                     $25,000,000
December 31, 2002                      $25,000,000
March 31, 2003                         $25,000,000
June 30, 2003                          $25,000,000
September 30, 2003                     $25,000,000
December 31, 2003                      $30,000,000
March 31, 2004                         $30,000,000
June 30, 2004                          $30,000,000
September 30, 2004                     $30,000,000
====================================== ================================

     (M) Section 6.17 of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

                    "6.17  Conduct of Business . The  Borrowers  shall not,  and shall not permit any of their Subsidiaries to, engage in any business other than (a) in the case of LVSI, the casino gaming, hotel, retail and entertainment mall and resort business and any activity or business incidental, directly related or similar thereto (including operating the conference center and meeting facilities), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales or other activity or business designated to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated by the Borrowers and their Subsidiaries, including without limitation participating in the Joint Venture Suppliers and the ownership of the Mall Manager, the Phase II Manager and VCR, (b) in the case of VCR and its Subsidiaries (other than those listed in clause (c) below), (i) the development, construction and operation of the Project, (ii) the casino gaming, hotel, retail and entertainment mall and resort business (including operating a conference center and meeting facilities) at the Project and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales, or other activity or business designated to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated at the Project by Borrowers and their Subsidiaries, including without limitation participating in the Joint Venture Suppliers, and (iii) the ownership of equity interests in Subsidiaries, including the Intermediate Holding
               Companies,  and  (c) in the  case  of  the  Intermediate  Holding
               Companies, the ownership of equity interests in Mall Direct Holdings and Phase II Direct Holdings and the delivery of guarantees in favor of the lenders under the Bank Credit Agreement and the Mortgage Note Holders and the holders of the Subordinate Notes. Borrowers shall not permit the Excluded Subsidiaries specified below to engage in any business other than
               (A) in the case of the Mall Manager and the Phase II Manager, ownership of 1% managing membership interests in the Mall Subsidiary and Mall Direct Holdings, and Phase II Direct Holdings and Phase II Subsidiary, respectively, (B) in the case of the New Mall Subsidiary, ownership of the Mall and other matters reasonably incidental thereto, (C) in the case of Mall Direct Holdings and Phase II Direct Holdings, ownership of equity interests in the Mall Subsidiary and the Phase II Subsidiary, respectively, (D) in the case of the Mall Subsidiary, ownership of equity interests in the New Mall Subsidiary, (E) in the case of the Mall Manager, ownership of equity interests in the New Mall Manager and (F) in the case of the New Mall Manager, ownership of a 1% managing membership interest in the New Mall Subsidiary."

     (N) Section 6.20 of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "6.20 Certain Covenants Applicable to the New Mall Subsidiary and Other Mall Related Companies.

                    (a) Line of Business. The Borrowers shall not permit the New
               Mall Subsidiary to engage in any business other than (i) the acquisition, development, construction, ownership, holding, management, marketing and operation of the Mall, (ii) any activity and business incidental, directly related or similar thereto, and (iii) engaging in any business or activity that is a reasonable extension, development or expansion thereof or is ancillary thereto including any retail, restaurant, entertainment or other activity or business designed to promote, market, support, develop, construct or enhance the retail, restaurant and entertainment business of the Mall (including owning and operating joint ventures to supply materials or services for the construction or operation of the Mall). The Borrowers shall not permit Mall Direct Holdings, Mall Subsidiary or Mall Manager to engage in any business or any transaction except (1) Mall Direct Holdings may hold equity interests in Mall Subsidiary, (2) Mall Subsidiary may hold equity interests in New Mall Subsidiary, (3) Mall Manager may hold a 1% managing membership interest in Mall Direct Holdings and Mall Subsidiary and may own the equity interests in New Mall Manager and (4) New Mall Manager may hold a 1% managing membership interest in New Mall Subsidiary.

                    (b) Restrictions on Investments. The Borrowers shall not permit the New Mall Subsidiary to purchase or acquire any Securities, loan, advance, capital contribution or other investment of any kind except (i) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (ii) any such investments in Cash Equivalents (as defined in section 1.1 of the Bank Credit Agreement) and similar liquid Investments permitted under the Financing Agreements to which it is a party,
               (iii) any investments in Joint Ventures with third parties to develop and operate restaurants in the Mall in an aggregate amount not to exceed $5,000,000 at any time, (iv) other such investments reasonably necessary for the operation, maintenance and improvement of the Mall in an aggregate amount not to exceed $2,500,000 at any time, (v) loans or advances to employees made in the ordinary course of business of the New Mall Subsidiary in an aggregate amount not to exceed $500,000 at any time, and (vi) stocks, obligations or other Securities received in settlement of debts created in the ordinary course of business and owing to the New Mall Subsidiary or in satisfaction of judgments.

                    (c) Affiliate  Transactions.  The Borrowers shall not permit the New Mall Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service), with any holder of 5% or more of any class of equity Securities of the New Mall Subsidiary or of either Borrower or with any Affiliate of a Borrower or of the New Mall Subsidiary or any such holder, provided that the New Mall Subsidiary may enter into or permit to exist (i) transactions that are not less favorable to the New Mall Subsidiary than those that might be obtained at the time from Persons who are not such a holder or Affiliate if the Borrowers shall have delivered to the Administrative Agent (A) with respect to any transaction involving an amount in excess of $500,000, an Officers' Certificate certifying that such transaction complies with this clause (i), and (B) with respect to any transaction involving an amount in excess of $1,000,000, a resolution adopted by a majority of the disinterested non-employee directors of LVSI approving such transaction together with the Officers' Certificate referred to in clause (A), and (C) with respect to any such transaction involving aggregate payments in excess of $10,000,000 or that is a loan transaction involving a principal amount in excess of $10,000,000, in addition to the deliveries contemplated by clauses (A) and (B), an opinion as to the fairness to the New Mall Subsidiary from a financial point of view issued by an Independent Financial Advisor at the time such transaction is entered into, (ii) transactions contemplated or permitted by the Sale and Contribution Agreement (as in effect on June 14, 2000), the Second Sale and Contribution Agreement dated December 20, 1999 between the Mall Subsidiary and the New Mall Subsidiary (as in effect on June 14, 2000), the Permanent Mall Loan Agreement (as in effect on June 14, 2000), the HVAC Services Agreement, the Services Agreement, the Restaurant Leases, the Billboard Master Lease, the Cooperation Agreement and the Master Lease with respect to Canyon Ranch and the Master Lease with respect to Lutece, dated as of June 1, 1998 and May 20, 1999, respectively, both between Mall Construction Subsidiary and VCR, copies of all of which have been delivered to the Administrative Agent, (iii) any guarantees by Sheldon G. Adelson of Indebtedness of the New Mall Subsidiary, (iv) purchases of materials or services from a Joint Venture Supplier by the New Mall Subsidiary in the ordinary course of business on arm's length terms, (v) any employment, indemnification, noncompetition or confidentiality agreement entered into by the New Mall Subsidiary with its employees or directors in the ordinary course of business, (vi) loans or advances to employees of the New Mall Subsidiary, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, and (vii) the payment of reasonable fees to directors of the New Mall Subsidiary or its managing member who are not employees of the New Mall Subsidiary.

                    (d) Restricted Junior Payments. The Borrowers shall not permit the New Mall Subsidiary, Mall Subsidiary, Mall Direct Holdings, Mall Manager or New Mall Manager (the "Excluded Mall Subsidiaries") to make any payments or distributions, or otherwise enter into any transactions, which would constitute Restricted Junior Payments described in clauses (i) through (iii) inclusive of the definition of Restricted Junior Payments (considered as if the reference to Borrower in each such clause were a reference to the applicable Excluded Mall Subsidiary) unless such payments or distributions and the benefits of all such other transactions are made or extended (A) exclusively to the Borrowers or their Subsidiaries or another Excluded Mall Subsidiary (for further distribution to Borrowers or their Subsidiaries) or (B) pro rata on all equity interests of the applicable Excluded Mall Subsidiary (so that the Borrowers receive a portion of such Restricted Junior Payment equal to the direct and indirect ownership interest of the Borrowers in such Excluded Mall Subsidiary)."

     (O) Section 6.26 of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "6.26 Payments to Sheldon G. Adelson. The Borrowers shall not directly or indirectly make any payment to or for the benefit of Sheldon G. Adelson until the Additional Contingent Claims shall be finally determined and paid in full except for (i) payments made pursuant to and as permitted by the Adelson Subordination Agreement, (ii) payments made in respect of Sheldon
     G. Adelson's taxes, salary and as reimbursement for reasonable expenses, in each case, if and to the extent permitted under the Financing Agreements, and (iii) payments made to Affiliates that are required under the Cooperation Agreement or any other arm's-length agreement entered into with an Affiliate, provided that nothing contained herein shall be deemed to permit any such payment to or for the benefit of Sheldon G. Adelson if such payment shall be otherwise prohibited or restricted under any other provision of this Agreement (including, without limitation, subsections 6.4 or 6.8) or any other agreement or document."

     (P) Section 8.1(k) of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "(k) As a result of any sale, pledge or other transfer, either (a) Sheldon G. Adelson and the Related Parties shall cease to beneficially own and control, directly or indirectly, at least 70% of the issued and outstanding shares of capital stock of LVSI entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of LVSI; or (b) Sheldon G. Adelson or any Related Party (as applicable, but excluding directors of LVSI or VCR and employees of LVSI or VCR who are senior managers or officers of LVSI, VCR or Interface or any of their Affiliates) shall not have invested the proceeds of any sale or transfer of shares of LVSI by Sheldon G. Adelson or any Related Party (as applicable) in the business of the Borrowers (including any Excluded Subsidiary); or (c) LVSI shall cease to own 100% of the equity securities of VCR other than any preferred equity of VCR owned by Interface Holding or another Affiliate of Sheldon G. Adelson; or (d) the Borrowers, taken together, shall cease to own 100% of the equity securities of each of their Subsidiaries, the Mall Manager and the Phase II Manager; or (e) the Mall Manager and Mall Holdings together shall cease to own 100% of Mall Direct Holdings, and Phase II Holdings and Phase II Manager together shall cease to own 100% of Phase II Direct Holdings; or (f) Mall Direct Holdings shall cease to own not less than 99% of the equity securities of the Mall Subsidiary; or (g) the Mall Subsidiary shall cease to own not less than 80% of the equity securities of New Mall Subsidiary; or (h) Mall Manager shall cease to own not less than 100% of the equity securities of New Mall Manager; or (i) Phase II Direct Holdings shall cease to own at least 51% of the equity securities of Phase II Subsidiary; or (j) the sole managing member of each of Mall Direct Holdings, Phase II Direct Holdings, Intermediate Holding Companies, Mall Subsidiary and Phase II Subsidiary shall cease to be LVSI, VCR or (directly or indirectly) a wholly-owned Subsidiary of LVSI or VCR; or (k) the sole managing member of New Mall Subsidiary shall cease to be LVSI, VCR or, directly or indirectly, a wholly-owned subsidiary of LVSI or VCR; or (l) any "Change of Control" (as defined in either the Mortgage Notes Indenture or the Subordinated Notes Indenture) shall occur."

     (Q) Sections 8.1(o), (p) and (q) of the Original Equipment Loan Agreement are hereby amended and restated in its entirety to read as follows:

          "(o) Any event or circumstance  described under section 8.1(f), (g) or
     (h) hereof shall occur with respect to the New Mall Subsidiary, the Mall Subsidiary, the New Mall Manager, the Mall Manager or Mall Direct Holdings which would constitute an Event of Default if such Excluded Subsidiary were a Subsidiary of Borrowers for purposes of those subsections.

          "(p) The New Mall Subsidiary shall be in breach of or default with respect to any term of one or more items of Indebtedness or Contingent Obligation in an individual principal amount of $2,500,000 or more or an aggregate principal amount of $5,000,000 or more, if as a result thereof the holders of such Indebtedness or Contingent Obligation or Obligations (or an agent or trustee acting on their behalf) shall have caused that Indebtedness or Contingent Obligation or Obligations to become due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be.

          "(q) Sheldon G. Adelson or any of his Affiliates (other than the Borrowers and their wholly-owned Subsidiaries) shall acquire or hold any Investment in any Excluded Subsidiary or any Person which any Excluded Subsidiary controls or in which it holds an Investment other than (1) in the case of the New Mall Subsidiary or the Phase II Subsidiary, through transactions expressly permitted under section 6.20 or purchases of public debt securities in the secondary market and (2) in the case of the Phase II Subsidiary or any of its Subsidiaries, investments arising through loans, completion guaranties or other guaranties substantially similar to those provided in connection with the development of the Project and permitted under clause (1) of this section 8.1(q)."

     (R) Section 8.1 of the Original Equipment Loan Agreement is hereby amended by adding thereto a new subsection (y) which shall read as follows:

          "(y) Any Conforming Adelson L/C shall cease to be in full force and effect at any time prior to twenty-four (24) months from and after the date of its delivery to the Administrative Agent other than following a drawing in full by the Administrative Agent or, if permitted under the definition of Adelson Conforming L/C Draw Event, the replacement of such Adelson Conforming L/C with a cash equity contribution in Borrowers in the amount of the Adelson Conforming L/C.".

     (S) The second sentence of section 9.2(a) of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "Without limiting the generality of the foregoing, each Lender authorizes the Administrative Agent to execute and deliver (x) an Agreement among Creditors, among the Bank Agent, the Mortgage Notes Indenture Trustee, the Interim Mall Lender and the Administrative Agent, a copy of which agreement has been furnished to and approved by such Lender, and (y) a Conforming Adelson L/C Drawing Agreement among the Administrative Agent and the Bank Agent, a copy of which agreement has been furnished to and approved by such Lender."

     (T) The definition of "Billboard" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "`Billboard' means H & H of Nevada, LLC."

     (U) The definition of "Billboard Master Lease" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "`Billboard Master Lease' means that certain Lease Agreement dated November 14, 1997 by and between VCR and New Mall Subsidiary, as successor to Mall Subsidiary (the latter as successor to Mall Construction Subsidiary) pursuant to which the New Mall Subsidiary, as successor to Mall Subsidiary (the latter as successor to Mall Construction Subsidiary), is leasing from VCR the Additional Billboard Space (as defined in the Cooperation Agreement)."

     (V) The definition of "Consolidated Adjusted EBITDA" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "`Consolidated Adjusted EBITDA' means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provision for taxes based on income to the extent deducted in calculating Consolidated Net Income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income (including without limitation any reductions to Consolidated Net Income as a result of minority or preferred equity interests in VCR) less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Borrowers and their Subsidiaries in conformity with GAAP. Any cash equity contributions made by Sheldon G. Adelson or any of his Affiliates (other than one of the Borrowers) to the Borrowers and/or the face amount of any Conforming Adelson L/C delivered to the Conforming Adelson L/C Drawing Agent for the benefit of the Lenders and the Bank Lenders during any quarter, in an aggregate amount for such cash equity contributions and face amounts of Conforming Adelson L/Cs not to exceed $15,000,000 per quarter, may at the written election of Borrowers be included in Consolidated Adjusted EBITDA for such quarter for all purposes hereunder, provided that Borrowers may not include such cash equity contributions or the face amount of the Conforming Adelson L/C, or any combination thereof, in Consolidated Adjusted EBITDA (a) if any Conforming Adelson L/C Draw Event or any Event of Default or Default has occurred and is continuing at the time such cash contribution is made or such Conforming Adelson L/C is provided to Conforming Adelson L/C Drawing Agent or (b) in any event, after two consecutive quarters unless, following any exercise of such election to include any such cash equity contributions and/or face amount of any Conforming Adelson L/C in Consolidated Adjusted EBITDA, Borrowers have thereafter been in compliance with subsection 6.9(c) on a rolling four quarter basis on any test date occurring after such election (without giving affect to any previous cash contributions or Conforming Adelson L/C)."

     (W) The definition of "Cooperation Agreement" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "`Cooperation Agreement' shall mean the Amended and Restated Reciprocal Easement, Use and Operating Agreement, dated as of November 14, 1997 and as amended December 20, 1999, by and among LVSI, VCR, the Mall Subsidiary (as replacement for the Mall Construction Subsidiary pursuant to such amendment), Phase II Subsidiary and Interface."

     (X) The definition of "Excluded Subsidiary" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "`Excluded Subsidiary' means any Person excluded from the definition of Subsidiary by virtue of the last sentence of such definition set forth in Annex A to this Agreement (including, without limitation, New Mall
     Subsidiary, Mall Subsidiary, Phase II Subsidiary, Mall Direct Holdings, Phase II Direct Holdings, Mall Manager, New Mall Manager, and Phase II Manager)."

     (Y) The definition of "HVAC Completion" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended by replacing the reference to the term "Construction Consultants" with the term "Construction Consultant".

     (Z) The definition of "Mall Release Date" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "`Mall Release Date' shall mean November 12, 1999."

     (AA) The definition of "Other Indebtedness" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "`Other Indebtedness' shall mean (i) Indebtedness evidenced by the Mortgage Notes, (ii) Indebtedness evidenced by the Subordinated Notes,
     (iii) [Intentionally omitted], (iv) Indebtedness evidenced by the Bank Credit Agreement, (v) Indebtedness in respect of any Completion Guaranty Loan and (vi) Indebtedness evidenced by an Employee Repurchase Note."

     (BB) The definition of "Permanent Mall Lender" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "`Permanent Mall Lender' means any lender party from time to time to the Permanent Mall Loan Agreement including, but not limited to, Goldman Sachs Mortgage Company, The Bank of Nova Scotia and any permitted successor or replacement thereto."

     (CC) The definition of "Permitted Quarterly Tax Distribution" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended by deleting the reference therein to "or the Substitute Tranche B Loan".

     (DD) The last sentence of the definition of "Proceeds" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "Notwithstanding the foregoing, Proceeds shall not include Liquidated Damages or proceeds of insurance for such Liquidated Damages subject to the claim of any Project Lender other than a Lender."

     (EE) The definition of "Project Construction Completion Date" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "`Project  Construction  Completion  Date' shall mean  November 12,  1999."

     (FF) Each of the definitions of "Puck JV Letter of Intent", "Subsection 6.3(n) Indebtedness" and "Subsection 6.3(o) Indebtedness" set forth in Annex A to the Original Equipment Loan Agreement is hereby deleted in its entirety.

     (GG) The definition of "Quarterly Date" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "`Quarterly Date' means the last day of each Fiscal Quarter."

     (HH) The definition of "Scheduled Equipment" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "`Scheduled Equipment' shall mean all of the furniture, furnishings, and equipment listed on Annex B, as amended and in effect from time to time."

     (II) The last sentence of the definition of "Subsidiary" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "Notwithstanding the foregoing, New Mall Subsidiary, Mall Subsidiary, Phase II Subsidiary, Phase II Manager, Phase II Direct Holdings, New Mall Manager, Mall Manager and Mall Direct Holdings and their respective Subsidiaries shall not constitute Subsidiaries under this Agreement or any other Loan Document, except for purposes of section 3 (representations and warranties) (other than section 3.7) and section 4.1 (as specified therein) and for purposes of any definitions as used in section 3 or section 4.1."

     (JJ) Annex A to the Original Equipment Loan Agreement is hereby amended to add each of the following definitions (in each case in the appropriate alphabetical order):

          "`Additional Contingent Claims' shall have the meaning ascribed to it in section 3.31(a)."

          "`Additional  Indebtedness'  shall have the meaning  ascribed to it in section 6.3(q)."

          "`Adelson Subordination Agreement' shall have the meaning ascribed to that term in section 3.33."

          "`Billboard Operating Lease' shall mean that certain Amended and Restated Restaurant Lease dated June 26, 1997 by and between New Mall Subsidiary, as successor to Mall Subsidiary, and VCR and Billboard, as successor to B.L. International of Nevada, Inc. (together with all assignments, modifications, amendments, riders and addendas thereto)."

          "`Conforming Adelson L/C' shall mean an unconditional, direct pay letter of credit which (a) is obtained by Sheldon G. Adelson or one of his Affiliates (but not Borrowers or any of their Subsidiaries), (b) either (x) has an expiration date of not less than twenty-four (24) months or (y) has an expiration date of not less than twelve (12) months with an automatic extension of one twelve (12) month period unless the issuer of such letter of credit gives the Drawing Agent not less than sixty (60) days' prior written notice that it will not renew the letter of credit for such successive term, (c) either (x) is irrevocable or (y) provides that the issuer will deliver not less than sixty (60) days prior written notice to the Drawing Agent of its intention to revoke such letter of credit, (d) is issued by a financial institution acceptable to the Drawing Agent in its reasonable judgment (which acceptance the Drawing Agent may withhold if it is not also acceptable to the Bank Agent), and (e) is otherwise in form and substance acceptable to the Drawing Agent in its reasonable judgment, provided that any such letter of credit shall only qualify as a Conforming Adelson L/C if it states that it may be drawn upon by the Conforming Adelson L/C Drawing Agent and applied in accordance with the terms of this Agreement and the Conforming Adelson L/C Drawing Agreement upon the occurrence of any Conforming Adelson L/C Draw Event, and provided, further, that no Borrower or Subsidiary thereof shall have any obligations (contingent or otherwise) in respect of any such letter of credit."

          "`Conforming Adelson L/C Draw Event" shall mean, during the time that the Conforming Adelson L/C remains in full force and effect, the occurrence of any of the following (a) an Event of Default (which is continuing and has not been waived) (i) set forth in section 8.1(a) (failure to make payments when due), (ii) set forth in section 8.1(d) (default under Other Indebtedness or Contingent Obligations), (iii) set forth in section 8.1(g) (involuntary bankruptcy; appointment of receiver, etc.) or section 8.1(h) (voluntary bankruptcy, appointment of receiver, etc.), (iv) set forth in section 8.1(l) (default under or termination of Operative  Documents),  and
     (v)  resulting  from a breach of any of the  covenants set forth in section
     6.9 (financial covenants); (b) a draw on the Conforming Adelson L/C by or on behalf of the Bank Agent; (c) if such Conforming Adelson L/C has a maturity of less than twenty-four (24) months, either (x) Drawing Agent's receipt of notice from the issuer of the Conforming Adelson L/C that such issuer will not renew the Conforming Adelson L/C or (y) the date that is five days prior to the expiration of the Conforming Adelson L/C if the Drawing Agent has not received evidence of the renewal thereof, provided that the Drawing Agent may not draw down on the Adelson Conforming L/C under such circumstances if and only if (1) the failure to obtain the renewal of such Conforming Adelson L/C was not caused by Sheldon G. Adelson or his Affiliates and Sheldon G. Adelson and/or his Affiliates have made reasonable efforts to obtain the renewal thereof, and (2) Sheldon G. Adelson or his Affiliates substitute cash equity in the Borrowers in an amount equal to the face amount of the Conforming Adelson L/C in lieu of the Conforming Adelson L/C on or before the date that is five (5) days prior to the expiration thereof (such equity to be substituted for the withdrawn Conforming Adelson L/C in the calculation of Consolidated Adjusted EBITDA); or (d) the Drawing Agent's receipt of notice from the issuer of the Conforming Adelson L/C that such issuer intends to revoke, terminate or cancel the Conforming Adelson L/C."

          "`Conforming Adelson L/C Drawing Agent' means the `Drawing Agent' as defined in the Conforming Adelson L/C Drawing Agreement."

          "`Conforming Adelson L/C Drawing Agreement' means the Conforming Adelson L/C Drawing Agreement, dated as of June 14, 2000, between the
     Administrative Agent and the Bank Agent, in substantially the form of Exhibit E attached hereto, pursuant to which drawings, if any, on the Conforming Adelson L/Cs shall be made and the proceeds thereof distributed ratably to the Lenders and the Bank Lenders."

          "`Construction Consultant's Closing Certificate' shall mean a closing certificate in the form of Exhibit B-2 to the Disbursement Agreement."

          "`Construction Litigation' shall have the meaning assigned to that term in section 3.31."

          "`New Mall Manager' means Grand Canal Shops Mall MM Subsidiary, Inc., a Nevada corporation and a wholly-owned subsidiary of Mall Manager."

          "`New Mall Subsidiary' means Grand Canal Shops Mall Subsidiary, LLC, a Delaware limited liability company."

          "`Permanent Mall Loan Agreement' means that certain Loan Agreement dated as of December 20, 1999 by and among New Mall Subsidiary, as borrower, Goldman Sachs Mortgage Company, as Syndication Agent, The Bank of Nova Scotia, as Collateral Agent and Administrative Agent, and the Permanent Mall Lenders party thereto from time to time."

          "`Restaurant Leases' means, collectively, (i) the lease between Valentino Las Vegas, LLC, a Nevada limited liability company, and VCR, dated as of May 15, 1999, (ii) the lease between Positano Las Vegas, LLC, a Nevada limited liability company, and New Mall Subsidiary, as successor in interest to Mall Subsidiary, dated as of November 4, 1999, and (iii) the lease between Carnevale Coffee Bar, LLC, a Nevada limited liability company, and New Mall Subsidiary, dated as of April 26, 2000, copies of which have been delivered to the Administrative Agent."

     (KK) The Original Equipment Loan Agreement is hereby amended by adding thereto as Exhibit E the Form of Conforming Adelson L/C Drawing Agreement attached hereto as Annex A.

     (LL) The Original Equipment Loan Agreement is hereby amended by adding thereto as Schedule 3.31 the attached Annex B to this Agreement.

     (MM) The Original Equipment Loan Agreement is hereby amended by adding thereto as Schedule 3.32 the attached Annex C to this Agreement.

Section 2.        REPRESENTATIONS AND WARRANTIES OF BORROWERS

     In order to induce Lenders to enter into this Agreement, each of VCR and LVSI represents and warrants to each Lender that the following statements are true, correct and complete as of the date hereof and will be as of the date the conditions set forth in section 3 are satisfied:

     (A) Each of VCR and LVSI has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and perform its obligations hereunder.

     (B) The execution and delivery of this Agreement by VCR and LVSI and the performance of their obligations hereunder have been duly authorized by all necessary action on the part of VCR and LVSI.

     (C) The execution and delivery by VCR and LVSI of this Agreement and the performance by VCR and LVSI of this Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Project or to VCR or LVSI or any of their Affiliates, the organizational documents of VCR or LVSI or any of their Affiliates or any order, judgment or decree of any court or other agency of government binding on VCR or LVSI or any of their Affiliates, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of VCR or LVSI or any of their Affiliates, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of VCR or LVSI or any of their Affiliates, or (iv) require any approval of stockholders or any approval or consent of any Person under any Material Contract of VCR or LVSI or any of their Affiliates.

     (D) The execution and delivery by VCR and LVSI of this Agreement and the performance by VCR and LVSI of this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     (E) This Agreement has been duly executed and delivered by VCR and LVSI and constitutes the legally valid and binding obligation of VCR and LVSI, enforceable against VCR and LVSI in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     (F) The representations and warranties contained in section 3 of the Equipment Loan Agreement are and will be true, correct and complete in all material respects on and as of the date hereof and on the date the conditions in section 3 hereof are satisfied to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Section 3.        CONDITIONS TO EFFECTIVENESS

     Notwithstanding any of the provisions of this Agreement to the contrary this Agreement shall become effective only upon satisfaction of each of the following conditions precedent:

     (A) Execution and delivery of the Amended and Restated Credit Agreement among the Borrowers, the Bank Agent, the Bank Lenders and the other parties named therein, in substantially the form of Annex D hereto (the "Credit Agreement Amendment"), and delivery to Administrative Agent of an executed copy of such agreement;

     (B) Execution and delivery of the Conforming Adelson L/C Drawing Agreement between the Administrative Agent and the Bank Agent;

     (C) Borrowers shall have paid to the Lenders the fee described in section 4 below;

     (D) Delivery to  Administrative  Agent of an opinion or opinions of counsel
to  the   Borrowers  in  form  and  substance   reasonably   acceptable  to  the
Administrative Agent; and

     (E) The representations and warranties contained in section 2 of this Agreement are and will be true, correct and complete in all material respects on and as of the date hereof and on the date the conditions in this section 3 are satisfied in full.

Section 4.        FEE

     Prior to the effectiveness of this Agreement, Borrowers agree to pay to each Lender a non-refundable fee of .25% of the outstanding principal amount of the Loans.

Section 5.        CONSENT TO CREDIT AGREEMENT AMENDMENT

     Each of the Lenders hereby consents to the execution, delivery and performance of the Credit Agreement Amendment.

Section 6.        LIMITED WAIVER

     Subject to satisfaction of the conditions precedent set forth in section 3 and in reliance on the representations and warranties of the Borrowers set forth in this Agreement, the Administrative Agent and Requisite Lenders on behalf of the Lenders hereby (a) waive each of the Events of Default and Defaults set forth in Annex C hereto (to the extent, if any, they exist) to the extent and for the period expressly set forth therein. The waivers and consents set forth in this section 6 and Annex C hereto shall be limited in all respects precisely as set forth herein and therein and nothing contained herein or therein shall be deemed to:

               (a) constitute a waiver of (i) compliance by the Borrowers with respect to any term, provision or condition of the Equipment Loan Agreement or any other instrument or agreement referred to herein, except as expressly set forth in Annex C, or (ii) any Event of Default or Default, except as expressly set forth on Annex C; or

               (b) prejudice any right or remedy that the Administrative Agent or the Lenders have (except to the extent such right or remedy was based upon a default that will not exist after giving effect to the limited waivers specified in Annex C hereto) under or in connection with the Equipment Loan Agreement or any other instrument or agreement referred to therein or delivered hereunder.

     Except as expressly set forth herein, the terms, provisions and conditions of the Equipment Loan Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 7.        ACKNOWLEDGEMENT REGARDING FEES AND EXPENSES

     Borrowers hereby acknowledge that all reasonable costs, fees and expenses incurred by Administrative Agent and its counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of the Borrowers and hereby agree that all such amounts, and any other amounts due and owing to such parties at that time, shall be promptly paid.

Section 8.        GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 9.        COUNTERPARTS; EFFECTIVENESS

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective (subject to section 3 hereof) upon the execution of a counterpart hereof by Requisite Lenders and each of the other parties hereto and receipt by Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. Thenceforth, references herein to the "Equipment Loan Agreement" and references in the Original Equipment Loan Agreement to "this Agreement," "hereof," "hereto" and terms of similar import shall be deemed to refer to the Original Equipment Loan Agreement as hereby amended.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                                LAS VEGAS SANDS, INC.


                                                By: /s/ William P. Weidner
                                                   ---------------------------
                                                     Name:   William P. Weidner
                                                     Title:  President

                                                VENETIAN CASINO RESORT, LLC
                                                By:  Las Vegas Sands, Inc.,
                                                         Managing Member

                                                By: /s/ William P. Weidner
                                                   ---------------------------
                                                   Name:   William P. Weidner
                                                   Title:  President


                                                GENERAL ELECTRIC CAPITAL
                                                CORPORATION, as Administrative
                                                Agent

                                                By: /s/ Timothy S. Shanahan
                                                   ---------------------------
                                                   Name:   Timothy S. Shanahan
                                                   Title:  Vice President

                                                GMAC COMMERCIAL MORTGAGE
                                                CORPORATION, as a Lender


                                                By: /s/ Jon S. Wright
                                                   ---------------------------
                                                   Name:   Jon S. Wright
                                                   Title:  Senior Vice President


                                                GENERAL ELECTRIC CAPITAL
                                                CORPORATION, as a Lender


                                               By: /s/ Timothy S. Shanahan
                                                   ---------------------------
                                                   Name:   Timothy S. Shanahan
                                                   Title:  Vice President